Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 27, 2008, and	Registration No. 333-145845
the Prospectus Supplement dated August 27, 2008)	August 29, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

The reference asset below is in the form of a linked share and represents the Note offering. The purchaser of a Note will acquire a security linked to a single linked share. The following terms relate to the Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: September 11, 2008

•	Initial valuation date: September 8, 2008

•	Final valuation date: March 6, 2009

•	Maturity date: March 11, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid Monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-7	ACI	TBD	17.000%	60.0%	TBD	TBD	TBD	TBD	E-2567	06738QJY5/ US06738QJY52
Archer-Daniels-Midland Company	TBD	FWP-9	ADM	TBD	11.750%	75.0%	TBD	TBD	TBD	TBD	E-2568	06738QKB3/ US06738QKB31
AK Steel Holding Corporation	TBD	FWP-11	AKS	TBD	20.000%	65.0%	TBD	TBD	TBD	TBD	E-2569	06738QKA5/ US06738QKA57
Bank of America Corporation	TBD	FWP-13	BAC	TBD	15.000%	60.0%	TBD	TBD	TBD	TBD	E-2570	06738QKC1/ US06738QKC14
Peabody Energy Corporation	TBD	FWP-15	BTU	TBD	16.000%	60.0%	TBD	TBD	TBD	TBD	E-2571	06738QKD9/ US06738QKD96
Devon Energy Corporation	TBD	FWP-17	DVN	TBD	12.750%	75.0%	TBD	TBD	TBD	TBD	E-2572	06738QKE7/ US06738QKE79
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-19	FCX	TBD	18.750%	70.0%	TBD	TBD	TBD	TBD	E-2573	06738QKN7/ US06738QKN78
JPMorgan Chase & Co.	TBD	FWP-21	JPM	TBD	16.000%	75.0%	TBD	TBD	TBD	TBD	E-2574	06738QKH0/ US06738QKH01
Monsanto Company	TBD	FWP-23	MON	TBD	10.500%	70.0%	TBD	TBD	TBD	TBD	E-2575	06738QKJ6/ US06738QKJ66

*	Annualized Rate

See “Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 27, 2008, and the prospectus supplement dated August 27, 2008, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR THE NOTES OFFERING

This free writing prospectus relates to a Note offering, linked to a linked share. The purchaser of a Note will acquire a security linked to the single individual linked share identified on the cover page. Although the Note offering relates to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the linked share or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August  27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185504/d424b3.htm

Prospectus Supplement dated August 27, 2008:

http://www.sec.gov/Archives/edgar/data/312070/000119312508185517/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

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•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” if the linked share is an equity security and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” if the linked share is an exchange-traded fund; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” if the linked share is an equity security and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” if the linked share which is an exchange-traded fund.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked share is lower than the initial price of the linked share; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked share on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked share in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked share you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified in the applicable pricing supplement at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked share. The physical delivery amount, the initial price of the linked share and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

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There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” if the linked share is an equity security and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” if the linked share is an exchange-traded fund. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing the linked share can be located by reference to the linked share SEC file number specified below.

The summary information below regarding the company issuing the linked share comes from the issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the linked share with the SEC. You are urged to refer to the SEC filings made by the issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

The Table of Hypothetical Values at Maturity below, based on the assumptions outlined for the linked share, demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked share, based on certain percentage changes between the initial price and final price of the linked share (prior to the deduction of any applicable brokerage fees or charges).

In the Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in the table were determined.

On the final valuation date, the final price of the linked share is determined.

If the final price of the linked share is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

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If the final price of the linked share is below its initial price but the closing price of the linked share never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked share is below its initial price and the closing price of the linked share fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked share.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked share from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked share, the total return on the Notes would be higher relative to the total return of an investment in the linked share.

If you had invested directly in the linked share for the same period, you would have received total cash payments representing the number of shares of the linked share you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked share. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked share.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked share from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked share, the total return on the Notes would be lower relative to the total return of an investment in the linked share.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked share is set forth below in the Table of Hypothetical Values at Maturity.

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
August 27, 2008	$56.25	$54.40	$55.42

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $55.42

Protection level: 60.00%

Protection price: $33.25

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.044027

Coupon: 17.00% per annum

Maturity: March 11, 2009

Dividend yield: 0.70% per annum

Coupon amount monthly: $14.17

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.35%
+ 90%	8.50%		90.35%
+ 80%	8.50%		80.35%
+ 70%	8.50%		70.35%
+ 60%	8.50%		60.35%
+ 50%	8.50%		50.35%
+ 40%	8.50%		40.35%
+ 30%	8.50%		30.35%
+ 20%	8.50%		20.35%
+ 10%	8.50%		10.35%
+ 5%	8.50%		5.35%

0%	8.50%		0.35%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.65%
- 10%	8.50%	-1.50%	-9.65%
- 20%	8.50%	-11.50%	-19.65%
- 30%	8.50%	-21.50%	-29.65%
- 40%	8.50%	-31.50%	-39.65%
- 50%	N/A	-41.50%	-49.65%
- 60%	N/A	-51.50%	-59.65%
- 70%	N/A	-61.50%	-69.65%
- 80%	N/A	-71.50%	-79.65%
- 90%	N/A	-81.50%	-89.65%
- 100%	N/A	-91.50%	-99.65%

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Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is a world leader in BioEnergy and is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

The Company is engaged in processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts, and flaxseed into vegetable oils and meals principally for the food and feed industries. Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 1-44.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
August 27, 2008	$25.75	$25.22	$25.70

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $25.70

Protection level: 75.00%

Protection price: $19.28

Physical delivery amount: 38 ($1,000/Initial price)

Fractional shares: 0.910506

Coupon: 11.75% per annum

Maturity: March 11, 2009

Dividend yield: 1.95% per annum

Coupon amount monthly: $9.79

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.98%
+ 90%	5.875%		90.98%
+ 80%	5.875%		80.98%
+ 70%	5.875%		70.98%
+ 60%	5.875%		60.98%
+ 50%	5.875%		50.98%
+ 40%	5.875%		40.98%
+ 30%	5.875%		30.98%
+ 20%	5.875%		20.98%
+ 10%	5.875%		10.98%
+ 5%	5.875%		5.98%

0%	5.875%		0.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-4.02%
- 10%	5.875%	-4.125%	-9.02%
- 20%	5.875%	-14.125%	-19.02%
- 30%	N/A	-24.125%	-29.02%
- 40%	N/A	-34.125%	-39.02%
- 50%	N/A	-44.125%	-49.02%
- 60%	N/A	-54.125%	-59.02%
- 70%	N/A	-64.125%	-69.02%
- 80%	N/A	-74.125%	-79.02%
- 90%	N/A	-84.125%	-89.02%
- 100%	N/A	-94.125%	-99.02%

FWP-9

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation.

The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel, steel products and other materials.

The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$12.75	$7.00	$7.31
December 31, 2002	$8.50	$6.45	$8.00
March 31, 2003	$8.90	$3.25	$3.25
June 30, 2003	$4.06	$2.75	$3.62
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 28, 2007	$44.97	$27.90	$43.95
December 31, 2007	$53.97	$39.13	$46.24
March 31, 2008	$57.19	$34.20	$54.42
June 30, 2008	$73.07	$54.21	$69.00
August 27, 2008	$52.35	$51.07	$52.06

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $52.06

Protection level: 65.00%

Protection price: $33.84

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.208605

Coupon: 20.00% per annum

Maturity: March 11, 2009

Dividend yield: 0.29% per annum

Coupon amount monthly: $16.67

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.15%
+ 90%	10.00%		90.15%
+ 80%	10.00%		80.15%
+ 70%	10.00%		70.15%
+ 60%	10.00%		60.15%
+ 50%	10.00%		50.15%
+ 40%	10.00%		40.15%
+ 30%	10.00%		30.15%
+ 20%	10.00%		20.15%
+ 10%	10.00%		10.15%
+ 5%	10.00%		5.15%

0%	10.00%		0.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.85%
- 10%	10.00%	0.00%	-9.85%
- 20%	10.00%	-10.00%	-19.85%
- 30%	10.00%	-20.00%	-29.85%
- 40%	N/A	-30.00%	-39.85%
- 50%	N/A	-40.00%	-49.85%
- 60%	N/A	-50.00%	-59.85%
- 70%	N/A	-60.00%	-69.85%
- 80%	N/A	-70.00%	-79.85%
- 90%	N/A	-80.00%	-89.85%
- 100%	N/A	-90.00%	-99.85%

FWP-11

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in 32 states, the District of Columbia and more than 30 different countries. In the United States, it serves more than 59 million consumer and small business relationships with more than 6,100 retail banking offices, more than 18,500 ATMs and more than 24 million active on-line users.

On October 1, 2007, the Corporation completed the acquisition of ABN AMRO North America Holding Company, parent of LaSalle Bank Corporation. On July 1, 2007, the Corporation completed the acquisition of U.S. Trust Corporation.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$36.35	$27.59	$31.90
December 31, 2002	$36.00	$26.98	$34.79
March 31, 2003	$36.25	$32.13	$33.42
June 30, 2003	$40.00	$33.60	$39.52
September 30, 2003	$42.45	$37.29	$39.02
December 31, 2003	$41.38	$36.25	$40.22
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
August 27, 2008	$29.84	$28.79	$29.65

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $29.65

Protection level: 60.00%

Protection price: $17.79

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.726813

Coupon: 15.00% per annum

Maturity: March 11, 2009

Dividend yield: 8.15% per annum

Coupon amount monthly: $12.50

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		104.08%
+ 90%	7.50%		94.08%
+ 80%	7.50%		84.08%
+ 70%	7.50%		74.08%
+ 60%	7.50%		64.08%
+ 50%	7.50%		54.08%
+ 40%	7.50%		44.08%
+ 30%	7.50%		34.08%
+ 20%	7.50%		24.08%
+ 10%	7.50%		14.08%
+ 5%	7.50%		9.08%

0%	7.50%		4.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-0.92%
- 10%	7.50%	-2.50%	-5.92%
- 20%	7.50%	-12.50%	-15.92%
- 30%	7.50%	-22.50%	-25.92%
- 40%	7.50%	-32.50%	-35.92%
- 50%	N/A	-42.50%	-45.92%
- 60%	N/A	-52.50%	-55.92%
- 70%	N/A	-62.50%	-65.92%
- 80%	N/A	-72.50%	-75.92%
- 90%	N/A	-82.50%	-85.92%
- 100%	N/A	-92.50%	-95.92%

FWP-13

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company's coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company's production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$6.61	$4.10	$5.97
December 31, 2002	$6.85	$5.30	$6.84
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
August 27, 2008	$65.36	$63.47	$65.21

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $65.21

Protection level: 60.00%

Protection price: $39.13

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.335071

Coupon: 16.00% per annum

Maturity: March 11, 2009

Dividend yield: 0.37% per annum

Coupon amount monthly: $13.33

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.19%
+ 90%	8.00%		90.19%
+ 80%	8.00%		80.19%
+ 70%	8.00%		70.19%
+ 60%	8.00%		60.19%
+ 50%	8.00%		50.19%
+ 40%	8.00%		40.19%
+ 30%	8.00%		30.19%
+ 20%	8.00%		20.19%
+ 10%	8.00%		10.19%
+ 5%	8.00%		5.19%

0%	8.00%		0.19%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.81%
- 10%	8.00%	-2.00%	-9.81%
- 20%	8.00%	-12.00%	-19.81%
- 30%	8.00%	-22.00%	-29.81%
- 40%	8.00%	-32.00%	-39.81%
- 50%	N/A	-42.00%	-49.81%
- 60%	N/A	-52.00%	-59.81%
- 70%	N/A	-62.00%	-69.81%
- 80%	N/A	-72.00%	-79.81%
- 90%	N/A	-82.00%	-89.81%
- 100%	N/A	-92.00%	-99.81%

FWP-15

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
August 27, 2008	$109.60	$105.90	$106.78

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $106.78

Protection level: 75.00%

Protection price: $80.09

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.36505

Coupon: 12.75% per annum

Maturity: March 11, 2009

Dividend yield: 0.58% per annum

Coupon amount monthly: $10.63

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.29%
+ 90%	6.375%		90.29%
+ 80%	6.375%		80.29%
+ 70%	6.375%		70.29%
+ 60%	6.375%		60.29%
+ 50%	6.375%		50.29%
+ 40%	6.375%		40.29%
+ 30%	6.375%		30.29%
+ 20%	6.375%		20.29%
+ 10%	6.375%		10.29%
+ 5%	6.375%		5.29%

0%	6.375%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-4.71%
- 10%	6.375%	-3.625%	-9.71%
- 20%	6.375%	-13.625%	-19.71%
- 30%	N/A	-23.625%	-29.71%
- 40%	N/A	-33.625%	-39.71%
- 50%	N/A	-43.625%	-49.71%
- 60%	N/A	-53.625%	-59.71%
- 70%	N/A	-63.625%	-69.71%
- 80%	N/A	-73.625%	-79.71%
- 90%	N/A	-83.625%	-89.71%
- 100%	N/A	-93.625%	-99.71%

FWP-17

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
August 27, 2008	$91.60	$89.32	$91.09

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $91.09

Protection level: 70.00%

Protection price: $63.76

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.978153

Coupon: 18.75% per annum

Maturity: March 11, 2009

Dividend yield: 1.79% per annum

Coupon amount monthly: $15.63

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.375%		100.90%
+ 90%	9.375%		90.90%
+ 80%	9.375%		80.90%
+ 70%	9.375%		70.90%
+ 60%	9.375%		60.90%
+ 50%	9.375%		50.90%
+ 40%	9.375%		40.90%
+ 30%	9.375%		30.90%
+ 20%	9.375%		20.90%
+ 10%	9.375%		10.90%
+ 5%	9.375%		5.90%

0%	9.375%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.375%	4.375%	-4.10%
- 10%	9.375%	-0.625%	-9.10%
- 20%	9.375%	-10.625%	-19.10%
- 30%	9.375%	-20.625%	-29.10%
- 40%	N/A	-30.625%	-39.10%
- 50%	N/A	-40.625%	-49.10%
- 60%	N/A	-50.625%	-59.10%
- 70%	N/A	-60.625%	-69.10%
- 80%	N/A	-70.625%	-79.10%
- 90%	N/A	-80.625%	-89.10%
- 100%	N/A	-90.625%	-99.10%

FWP-19

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
August 27, 2008	$37.22	$35.87	$37.14

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $37.14

Protection level: 75.00%

Protection price: $27.86

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.925148

Coupon: 16.00% per annum

Maturity: March 11, 2009

Dividend yield: 3.92% per annum

Coupon amount monthly: $13.33

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.96%
+ 90%	8.00%		91.96%
+ 80%	8.00%		81.96%
+ 70%	8.00%		71.96%
+ 60%	8.00%		61.96%
+ 50%	8.00%		51.96%
+ 40%	8.00%		41.96%
+ 30%	8.00%		31.96%
+ 20%	8.00%		21.96%
+ 10%	8.00%		11.96%
+ 5%	8.00%		6.96%

0%	8.00%		1.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.04%
- 10%	8.00%	-2.00%	-8.04%
- 20%	8.00%	-12.00%	-18.04%
- 30%	N/A	-22.00%	-28.04%
- 40%	N/A	-32.00%	-38.04%
- 50%	N/A	-42.00%	-48.04%
- 60%	N/A	-52.00%	-58.04%
- 70%	N/A	-62.00%	-68.04%
- 80%	N/A	-72.00%	-78.04%
- 90%	N/A	-82.00%	-88.04%
- 100%	N/A	-92.00%	-98.04%

FWP-21

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
August 27, 2008	$117.90	$115.28	$116.50

*	High, low and closing prices are for the period starting July 1, 2008 and ending August 27, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $116.50

Protection level: 70.00%

Protection price: $81.55

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.583691

Coupon: 10.50% per annum

Maturity: March 11, 2009

Dividend yield: 0.65% per annum

Coupon amount monthly: $8.75

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.33%
+ 90%	5.25%		90.33%
+ 80%	5.25%		80.33%
+ 70%	5.25%		70.33%
+ 60%	5.25%		60.33%
+ 50%	5.25%		50.33%
+ 40%	5.25%		40.33%
+ 30%	5.25%		30.33%
+ 20%	5.25%		20.33%
+ 10%	5.25%		10.33%
+ 5%	5.25%		5.33%

0%	5.25%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.67%
- 10%	5.25%	-4.75%	-9.67%
- 20%	5.25%	-14.75%	-19.67%
- 30%	5.25%	-24.75%	-29.67%
- 40%	N/A	-34.75%	-39.67%
- 50%	N/A	-44.75%	-49.67%
- 60%	N/A	-54.75%	-59.67%
- 70%	N/A	-64.75%	-69.67%
- 80%	N/A	-74.75%	-79.67%
- 90%	N/A	-84.75%	-89.67%
- 100%	N/A	-94.75%	-99.67%

FWP-23